CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

(1) THE BUYER (2) THE SHAREHOLDERS (3) THE SHAREHOLDERS REPRESENTATIVE and (4) THE MANAGEMENT WARRANTORS SALE AND PURCHASE AGREEMENT Date: March 17, 2010

Brierly Place, New London Road,
Chelmsford, Essex  CM2 0AP

Tel 01245 211211   Fax 01245 354764
DX 89703 Chelmsford   www.wollastons.co.uk

CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

THIS AGREEMENT is dated March 17, 2010

PARTIES

(1)
ELEPHANT TALK COMMUNICATIONS, INC. incorporated and registered in the State of California whose registered office is at 438 East Katella Avenue, Suite 217, Orange, California 92867, United States (the "Buyer");

(2)
The persons whose names and addresses are set out in Schedule 1 (the "Shareholders"), as shareholders of VALIDSOFT LIMITED incorporated and registered in the Republic of Ireland with company number 377068 whose registered office is at Castle Buildings, Tara Street, Tullamore, Ireland (the "Company");

(3)	Patrick Carroll, a person with an address at c/o ValidSoft (UK) Limited, 9 Devonshire Square, London EC2M 4YF (the "Shareholders Representative"); and

(4)
Patrick Carroll, Joseph Farrell, Terry Williams, Hank Uberoi, Seamus Kane, Philip Hickman and Cindy Nicholson, persons with an address at c/o ValidSoft (UK) Limited, 9 Devonshire Square, London EC2M 4YF (collectively, the "Management Warrantors").

BACKGROUND OF THE PURCHASE AND SALE OF SHARES

(A)	The Company is a private company limited by shares, particulars of which are set out in Schedule 2.

(B)
At Completion, the Buyer shall purchase, and the Shareholders agree to sell, transfer, assign, convey and deliver to the Buyer, all of the outstanding shares in the capital of the Company on, and subject to, the terms of this Agreement.

AGREED TERMS

1	Interpretation

1.1	The definitions and rules of interpretation in this clause apply in this Agreement.

Acquisition Consideration	the consideration for the acquisition of the Sale Shares, consisting of the Buyer Shares and the Buyer Warrants;

Articles	the articles of association of the Company;

Board	the board of directors of the Company as constituted from time to time;

Business Day	a day (other than a Saturday, Sunday or public holiday) when clearing banks in New York City, New York, are open for the transaction of normal banking business;

Buyer Revenues	has the meaning as set out in clause 3.5.2;

Buyer Shares	9,894,673 shares of the Common Stock of the Buyer;

Buyer Warrants	the warrants to purchase 3,701,884 shares of the Common Stock of the Buyer;

CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

Collaboration Agreement	the joint marketing and sales agreement between the Company and the Buyer, dated June 17, 2009, and as may be amended from time to time;

Common Stock	the shares of common stock, no par value, of the Buyer;

Company Revenues	has the meaning as set out in clause 3.5.2;

Completion	completion by the parties of their respective obligations pursuant to the Purchase pursuant to clause 3;

Completion Date	the date on which Completion occurs;

Conditions	the conditions to Completion set out in clause 3.1;

Contingent Consideration	has the meaning as set out in clause 3.5.1;

Disclosure Schedule
Schedule 5 to this Agreement, which sets out the facts and circumstances which are or may be inconsistent with the representations, warranties and undertakings referred to in clause 5.3 of this Agreement or which otherwise give or may give rise to a claim under this Agreement by the Buyer, such facts and circumstances being deemed to qualify representations, warranties and undertakings referred to in clause 5.3 accordingly;

Eligible Activity
the production of products for export or products of an advanced technological nature for supply to internationally trading or skilled sub-supply firms within the island of Ireland (excluding Northern Ireland) or products for sectors of the Irish market that are subject to international competition, such production comprising part of the technical enhancement of the Company's authentication security solution, or an activity covered by the Industrial Development (Service Industries) Order 2003 (including any amendment or variation of this Order);

Employment Agreements	the new employment agreements in the agreed form to be entered into between (1) the Company and (2) each of the Key Employees respectively;

CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

Encumbrance
any mortgage, charge, security interest, lien, pledge, assignment by way of security, equity claim, right of pre-emption, option, covenant, restriction, reservation, lease, trust, order, decree, judgment, title defect (including retention of title claim), conflicting claim of ownership or any other encumbrance of any nature whatsoever (whether or not perfected);

Financial Statements	has the meaning as set out in clause 14.3.19;

GAAP	the U.S. generally accepted accounting principles consistently applied;

Independent Auditors	an independent firm of accountants, with sufficient experience for the purposes of this Agreement, mutually agreed upon by the Buyer and the Shareholders Representative;

Key Employees	Patrick Carroll and Joseph Farrell;

Lock-Up Agreements
the agreements in the agreed form set out in Schedule 7 restricting the sale, transfer and disposition of the unregistered Common Stock (i) for a period of 2 years from Completion with respect to the Shareholders who participate in the management of the Company and who receive the Acquisition Consideration (in the case of Patrick Carroll, in respect of 50 per cent. of his shareholding only) and (ii) for a period of 1 year from Completion or 6 months from the completion of the Buyer’s rights offering, whichever is earlier, with respect to the non-management Shareholders (and Patrick Carroll, in respect of 50 per cent. of his shareholdings only) who receive the Acquisition Consideration;

Management Warrantors	Patrick Carroll, Joseph Farrell, Terry Williams, Hank Uberoi, Seamus Kane, Philip Hickman and Cindy Nicholson;

material adverse effect
any change or effect that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse effect upon the assets, liabilities, business, financial condition or operating results of the Company and the Subsidiaries, taken as a whole;

Material Agreement
an agreement or arrangement to which the Company or any of the Subsidiaries is a party or is bound by and which is of material importance to the business, profits or assets of the Company or any of the Subsidiaries;

Purchase	the sale and purchase of the Sale Shares pursuant to this Agreement;

CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

Relevant Claim	a claim by the Buyer against the Shareholders and/or the Management Warrantors (or any of them) for breach of any representation, warranty or covenant under this Agreement;

Sale Shares	the ordinary shares of €1 each in the share capital of the Company to be sold by the Shareholders to the Buyer, as set out opposite their respective names in column 3 of Schedule 1;

Securities Act	the U.S. Securities Act of 1933, as amended;

Settled Claim
a Relevant Claim that is either (i) agreed in writing by the Buyer, on one hand, and the Management Warrantors and/or the Shareholders (or any one of them), on the other hand, or (ii) determined or awarded by any court of competent jurisdiction or in any arbitration from which there is no further appeal, the time period for appeal has lapsed or the right to appeal has been waived;

Shareholders	a holder of shares in the Company who is a party to this Agreement;

Shareholders Representative	Patrick Carroll;

Subsidiaries	the subsidiaries of the Company, brief particulars of which are set out in Part 2 of Schedule 2, and "Subsidiary" shall mean any one of them;

Taxation
all forms of taxation and statutory, governmental, state, federal, provincial, local, government or municipal charges, duties, imposts, contributions, levies, withholdings or liabilities wherever chargeable; and any penalty, fine, surcharge, interest, charges or costs relating thereto;

Walter Kerins Matter
the negotiation and settlement of an amount (if any) payable by the Company to Beresford Ltd pursuant to the Memorandum of Understanding between the Company and Beresford Ltd (as attached at Appendix J to Schedule 5).

1.2
A reference to "restricted shares" or "unregistered shares" means that such shares of Common Stock of the Buyer which are not freely tradeable without registration with the U.S. Securities and Exchange Commission, and such shares may become unrestricted (i.e. freely tradeable) pursuant to Rule 144 promulgated under the Securities Act.

CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

1.3	Clause, schedule and paragraph headings shall not affect the interpretation of this Agreement.

1.4
A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) and that person's legal and personal representatives, successors and permitted assigns.

1.5	The schedules form part of this Agreement and shall have effect as if set out in full in the body of this Agreement. Any reference to this Agreement includes the schedules.

1.6	Words in the singular shall include the plural and vice versa.

1.7	A reference to one gender shall include a reference to the other genders.

1.8
A reference to a statute, statutory provision or subordinated legislation is a reference to it as it is in force as at the date of this Agreement, taking account of any amendment or re-enactment and includes any statute, statutory provision or subordinate legislation which it amends or re-enacts.

1.9	A reference to writing or written excludes faxes and e-mail.

1.10
All documents in the agreed form are documents agreed by the Buyer, the Shareholders and the Shareholders Representative, the Escrow Representative (and, in the case of the Employment Agreements and Lock-Up Agreements, and the relevant employees and directors) and initialled by or for and on behalf of them for identification.

1.11	Any obligation in this Agreement on a person not to do something includes an obligation not to agree or allow that thing to be done.

1.12	Any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.13	References to clauses and schedules are to the clauses and schedules of this Agreement; references to paragraphs are to paragraphs of the relevant schedule.

1.14	References to times of day are to that time in New York City, New York, and references to a day are to a period of 24 hours running from midnight.

1.15
Where any statement in clause 5.3 is qualified by the expression "so far as the Management Warrantors are aware" or any similar expression it shall be deemed to include an additional statement that it has been made after due and careful enquiry of the Management Warrantors (and for the avoidance of doubt no enquiry has been made of any third party, including but not limited any customer, supplier or contract counterparty).

1.16
Where any obligation or liability of the Management Warrantors is expressed to be given "severally" or "on a several basis” or similar, this shall mean that (as it relates to clause 5.3 and clause 6 and subject to the provisions of Schedule 6) each Management Warrantor shall only be liable for a proportion of any Relevant Claim by the Buyer in respect of such obligation or liability which is the percentage set out opposite his/her name in paragraph 1 of Schedule 6.

CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

2	Sale and Purchase

Subject to the terms and conditions of this Agreement, each of the Shareholders agrees to sell, and the Buyer agrees to purchase, with full title guarantee free from all Encumbrances and with all rights attached to them the number of Sale Shares set out opposite his or its name in Schedule 1 for the consideration set out opposite his or its name in Schedule 1 (amounting in aggregate to the Acquisition Consideration payable to the Shareholders as a whole).

3	Completion

3.1	Completion shall be conditional on the following:

3.1.1	all representations and warranties of the Management Warrantors and the Shareholders in this Agreement are true and correct subject to Schedule 5 (Disclosure Schedule);

3.1.2	the Management Warrantors and Shareholders shall have performed and complied with all of their respective covenants or agreements to be performed prior to or at Completion;

3.1.3	the Company, the Key Employees and the Shareholders, as applicable, shall have executed the Employment Agreements and/or Lock-Up Agreements;

3.1.4
the Buyer receiving agreements (in the form reasonably satisfactory to the Buyer) executed by the Company and employees of the Company who are entitled to receive from the Company, by contract or otherwise, any compensation in addition to base salaries and normal benefits whereby such employees agree to waive, forgo and forfeit such employees’ right and entitlement to such additional compensation (to include, without limitation, bonuses, stock options, commissions and awards) in consideration for such employees right to participate in the Buyer’s benefit plans and the Buyer’s employee stock ownership plan; and

3.1.5
Enterprise Ireland entering into a separate share sale and purchase agreement in the agreed form for the purpose of selling to the Buyer all of the share in the Company held by Enterprise Ireland (the “Irish SPA”).

3.2	The following events shall occur on the Completion Date:

3.2.1	subject to clauses 3.3 and 4, the Buyer shall issue and deliver to each Shareholder certificates for the number of Buyer Shares set out opposite his or its name in Schedule 1;

3.2.2
subject to clause 3.3, the Buyer shall issue and deliver to each Shareholder certificates, in the agreed form set out in Schedule 10, for the number of Buyer Warrants set out opposite his or its name in Schedule 1;

CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

3.2.3
The Buyer Warrants shall have a maximum term of 3 years from the date of issue and an exercise price of US$0.63 per share.  The Buyer Warrants shall set forth that the warrants must be immediately exercised in the event the average sales prices of the Common Stock of Buyer during the preceding 20 trading day period equals or exceeds US$3.75 per share.  The exercise price of the Buyer Warrants may be paid in cash or through a cashless exercise.  If there is a variation of the share capital of the Buyer following the date of issue of the Buyer Warrants (including without limitation a capitalisation issue, consolidation or sub-division), the number and description of Buyer Warrants shall be adjusted in an appropriate manner in line with such variation (though the total amount payable on exercise shall not be increased);

3.2.4	the Company, the Key Employees and the Shareholders, as applicable, shall deliver to the Buyer the executed Employment Agreements and/or Lock-Up Agreements;

3.2.5	Enterprise Ireland shall deliver the executed Irish SPA;

3.2.6	the Company and the Shareholders shall deliver to the Buyer the executed deed of termination for the agreements set forth in clauses 14.1.1 through 14.1.4;

3.2.7
the Buyer shall take all necessary actions and execute all necessary documents to effect the allotment of the Buyer Shares and shall appropriately notify the relevant regulatory authorities and/or share registry which is responsible for the same;

3.2.8	the Buyer shall take all necessary actions and execute all necessary documents to effect the grant of the Buyer Warrants and shall appropriately notify the relevant regulatory authorities;

3.2.9
the Shareholders shall deliver their respective share certificate(s) or other evidence of title to their respective Sale Shares to the Buyer or, in the event of failure to do so, each of them hereby agrees to indemnify the Buyer and the Company from and against all actions, proceedings, claims and demands, losses, charges, costs, damages and expenses which the Buyer or the Company may incur as a result of the loss or destruction of the certificate(s) for their respective Sale Shares, and further undertakes to return the original certificate to the Company for cancellation if found;

3.2.10
each Shareholder shall execute (or procure the execution of) a stock transfer form for the transfer of their Sale Shares to the Buyer and in the event a Shareholder fails to execute relevant stock transfer forms or other documentation for the purposes of making such transfer, such Shareholder hereby appoints any director of the Company as his or its lawful attorney for the purposes of executing all such documents as may be required in connection with any such transfer against delivery of the relevant consideration as prescribed by this Agreement (and in the event that such Shareholder shall not take delivery of such consideration, the Buyer may discharge its obligation to pay such consideration by paying it to the Company, which shall hold it in trust to the order of such Shareholder); and

3.2.11	a meeting of the Board shall be held at which the Company shall:

3.2.11.1
approve, subject to stamping, the transfer of the Sale Shares from the Shareholders to the Buyer pursuant to the Purchase and the registration of the Buyer as the holder of the Sale Shares transferred pursuant to the Purchase; and

CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

3.2.11.2	subject to stamping, execute and deliver to the Buyer a share certificate for the shares transferred to it pursuant to the Purchase.

3.3	Contingent Consideration

3.3.1
2,473,668 of the Buyer Shares and 925,471 of the Buyer Warrants will be withheld from the Acquisition Consideration (the “Contingent Consideration”), which shall be allocated on a pro rata basis among the Shareholders, and held in escrow by the Buyer.

3.3.2
In the event that the Company achieves actual cumulative gross revenues (the "Company Revenues") of a percentage of the actual cumulative gross revenues achieved by the Buyer (including landline & customized mobile services) over the calendar periods 1 April 2010 to 1 April 2013 (the “Buyer Revenues”) as set out on the x-axis of the graph set out on Schedule 3, then the amount of the Contingent Consideration set out on the y-axis of the graph set out on Schedule 3 which intersects with the relevant x-axis value on the graph line shall be released to the Shareholders.  For the avoidance of doubt, the existing high revenue, low margin telephone PRS land line business will only be included at 15 per cent. of the cumulative gross revenue generated by the Buyer.

3.3.2.1
In addition, for the avoidance of doubt, in respect of revenues generated under the Collaboration Agreement ***, the revenues earned by the Company and the Buyer will be in accordance with the net revenue percentage split as per the Collaboration Agreement *** save that the party introducing the business will be additionally entitled to the "Marketing & Commissions" revenue.  By way of example only of the revenue calculations in respect of revenue generated under the Collaboration Agreement, and referring to the table set out in Schedule 8, then in Year 1 if the revenue is generated from business introduced by the Company, the relevant revenues for the Company would be the aggregate sum of Euros *** (highlighted in light blue as "Marketing & Commissions") and Euros *** (highlighted in light blue as "Net Revenue – ValidSoft"), and the relevant revenues for the Buyer would be Euros *** (highlighted in yellow as "Net Revenue – ET").  Revenues as reflected will be determined as per audited GAAP statements; and

3.3.2.2	in the event that the Company Revenues exceed *** at any time between Completion and 1 April 2013, then the whole of the Contingent Consideration shall immediately be released to the Shareholders.

3.3.3
In the event none of the performance criteria set forth in clause 3.3.2 has been achieved at 1 April 2013, the Contingent Consideration shall be forfeited by the Shareholders, released from escrow to the Buyer and cancelled.

CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

3.3.4
While in escrow, the Buyer Shares included in the Contingent Consideration and in escrow pursuant to paragraph 2 of Schedule 6 shall be deemed to be issued and outstanding and the Shareholders shall have all the rights and privileges as though such shares were not in escrow (including without limitation all dividend and distribution rights and the right to vote the Buyer Shares at any meeting of the shareholders of Buyer).

3.3.5	In the event of a change of control of the Buyer at any time after Completion and prior to 1 April 2013, the Contingent Consideration will vest as follows:

3.3.5.1
subject to clause 3.3.5.2, the Company Revenues between the date of Completion and the date on which the change of control becomes unconditional shall be assessed as a percentage of the Buyer Revenues in accordance with clause 3.3.2 and the result shall be increased pro rata as though such levels of performance of the Company and the Buyer over such period had continued to be achieved over the full calendar periods 1 April 2010 to 1 April 2013.  The resulting percentage shall be multiplied by 1.5, and the result of that calculation shall be applied to the x-axis in the graph set out on Schedule 3, and there shall be released to the Shareholders the amount of Contingent Consideration shown on the y-axis of the graph set out on Schedule 3, which intersects with such x-axis value;

3.3.5.2
in the event of a change of control of the Buyer within the first 12 months from the date of Completion, a minimum of half of the Contingent Consideration shall be promptly released to the Shareholders (where that is greater than would otherwise be released pursuant to clause 3.3.5.1).

Notwithstanding the foregoing, in no event will the more than the 2,473,668 Buyer Shares and 925,471 Buyer Warrants that constitute the Contingent Consideration vest upon a change of control of the Buyer.  For purposes of this clause and paragraph 1 of Schedule 4, "change of control" means: (i) the sale, transfer, assignment or other disposition (including by merger or consolidation, but excluding any sales by shareholders made as part of an underwritten public offering of the Common Stock of the Buyer) by the shareholders of the Buyer, in one transaction or a series of related transactions, of more than 50 per cent. of the voting power represented by the then outstanding capital stock of the Buyer to one or more persons; or (ii) the sale of substantially all the assets of the Buyer (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization).

3.3.6	The Company Revenues and the Buyer Revenues shall be calculated by the Independent Auditors pursuant to the procedures set forth on Schedule 4.

4	***

4.1	***

CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

4.2	***

5	Representations and Warranties

5.1	Each party represents and warrants to each of the other parties as of the date of this Agreement that:

5.1.1	as relevant, it is duly organized, validly existing and in good standing under the laws of its place of organization;

5.1.2	he, she or it has the power and authority to enter into and perform his, her or its obligations under this Agreement;

5.1.3	when executed, his, her or its obligations under this Agreement will be binding on him, her or it;

5.1.4
execution and delivery of, and performance by him, her or it of his, her or its obligations under this Agreement will not result in any breach of such party’s organizational documents, as relevant, and under applicable law;

5.1.5
no consent, approval, order or authorization of, or filing with, any government agency or person is required on the part of such party in connection with the transactions contemplated by this Agreement;

5.1.6	such party is not subject to or bound by any currently existing judgment, order, writ, injunction or decree that would prevent the consummation of the transactions contemplated by this Agreement;

5.1.7
such party has not incurred any liability for brokerage, finder’s fees or any similar fee or commission in connection with the transactions contemplated by this Agreement for which the Company or Parent shall be liable for; and

5.1.8
none of the information, documents or other matters supplied or to be supplied by or on behalf of him, her or it in connection with his, her or its representations and warranties in clause 5.1, taken as a whole, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

5.2
Unless such representation and warranty refers to a specific Shareholder (to which only such Shareholder shall be deemed to be making such representation and warranty), each Shareholder represents and warrants to the Buyer as of the date of this Agreement that:

5.2.1	such Shareholder is the legal and beneficial owner of the number of Sale Shares set out opposite his or its name in column 3 of Schedule 1;

5.2.2	there are not any Encumbrances over or in respect of any of such Sale Shares held by such Shareholder;

5.2.3
except for the transactions contemplated by this Agreement and the agreements set forth in clauses 14.1.1 through 14.1.4 (to be terminated pursuant to clause 3.2.5), there are no contracts, commitments or agreements relating to voting, purchase or sale of any such Sale Shares held by such Shareholder;

CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

5.2.4
except for this Agreement and the agreements set forth in clauses 14.1.1 through 14.1.4 (to be terminated pursuant to clause 3.2.5), such Shareholder is not a party to any agreement, arrangement, option, warrant or other agreement in respect of or affecting any such Sale Shares or rights in or to them;

5.2.5
with respect to such Shareholder, the consummation of the transactions contemplated under this Agreement will not conflict with or result in the breach of any material term or provision of, require consent or violate or constitute a material default under, any agreement relating to the Sale Shares or result in the creation of any Encumbrance on the Sales Shares;

5.2.6
there are currently no pending or threatened lawsuits, regulatory or administrative proceedings, arbitrations, reviews or formal or informal complaints or investigations by any person against or relating to such Shareholder in respect of his or its Sale Shares;

5.2.7
none of the information, documents or other matters supplied or to be supplied by or on behalf of him or it in connection with his or its representations and warranties in clause 5.2, taken as a whole, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading;

5.2.8	Hank Uberoi is an “accredited investor” as defined by Rule 501 of Regulation D under the Securities Act;

5.2.9
such Shareholder (save for Hank Uberoi) is a not a “U.S. Person” as defined by Regulation S under the Securities Act and is not acquiring the Acquisition Consideration for the account or benefit of any “U.S. Person”;

5.2.10
such Shareholder acknowledges and understands that the Acquisition Consideration is being acquired for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing the Acquisition Consideration except selling, transferring, or disposing in compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated thereunder, and applicable state securities laws, and that the Acquisition Consideration is not liquid;

5.2.11
such Shareholder understands that the Acquisition Consideration is not presently registered under the Securities Act or applicable state securities law and that no government agency has recommended or endorsed the acquisition of the Acquisition Consideration and such Shareholder is not acquiring the Acquisition Consideration as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the Internet, television or radio or presented at any seminar or meeting;

CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

5.2.12
such Shareholder has such business and financial experience as is required to give him, her or it the capacity to protect his, her or its interests in the Acquisition Consideration and has had the opportunity to perform due diligence and ask questions of, and receive answers from, the Buyer concerning the Buyer and its business and, in determining whether to acquire the Acquisition Consideration, such Shareholder has relied solely on the representations and warranties of the Buyer set forth in this Agreement; and

5.2.13	such Shareholder acknowledges and understands that the Buyer is relying on such Shareholder’s representations in this clause 5.2 in issuing the Acquisition Consideration.

5.3
Subject to Schedule 6 (Limitations on Liability), each of the Management Warrantors severally represents and warrants to the Buyer as of the date of this Agreement that (save as set out in Schedule 5 (Disclosure Schedule)):

5.3.1	the Company and each Subsidiary is qualified and licensed to do business and is in good standing in all jurisdictions in which its business and operations make such qualification necessary;

5.3.2	set forth in the Disclosure Schedule is a list of all jurisdictions in which the Company and the Subsidiaries in which specific permits or licenses to do business have been obtained;

5.3.3	except for the Subsidiaries, the Company does not own, directly or indirectly, securities or other ownership interests in any other person;

5.3.4
Schedule 1 lists all of shareholders of the Company, as of the Completion Date, and their respective holdings of shares of capital securities of the Company, options to purchase capital securities of the Company and securities convertible into capital securities of the Company;

5.3.5
all of the shares of capital securities of the Company, including the Sale Shares, are duly authorized, validly issued, fully paid and non-assessable and are not subject to pre-emptive rights, conversion price adjustment rights or rights of first refusal;

5.3.6	all of the shares of capital securities of the Company, including the Sale Shares, are issued in compliance, in all material respects, with the Company’s governing documents and all applicable laws;

5.3.7	except for the transactions contemplated by this Agreement, there are no contracts, commitments or agreements relating to voting, purchase or sale of any shares of the Company’s capital stock;

5.3.8
there are no securities, options, warrants, calls, rights, commitments or agreements of any character to which the Company is obligated to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the Company’s capital stock and the Company is not obligated to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such security, option, warrant, call, right, commitment or agreement;

CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

5.3.9
the consummation of the transactions contemplated under this Agreement will not conflict with or result in the breach of any material term or provision of, require consent or violate or constitute a material default under, or result in the creation of any Encumbrance on the capital stock or the assets of the Company, or relieve any person of any obligation to the Company or give any person the right to terminate or accelerate any obligation of the Company under, any charter provision, organizational document, agreement, permit or applicable law;

5.3.10
there are currently no pending or (to the knowledge of the Management Warrantors) threatened lawsuits, regulatory or administrative proceedings, arbitrations, reviews or formal or informal complaints or investigations by any person against or relating to the Company or its shareholder, director, officer or to which any assets of the Company are subject;

5.3.11
true and complete copies of all agreements and instruments relating to or issued under any Company stock option plan or otherwise relating to the issuance of Company options or securities convertible into shares of the Company’s capital stock which remain outstanding have been provided or made available to the Buyer;

5.3.12
as of the Completion Date and after taking into effect the Purchase, the capital stock of the Company owned by the Buyer shall constitute 100% of all the issued and outstanding shares of the Company’s capital stock, both on a fully-diluted and as-converted basis;

5.3.13	title to the Sale Shares are registered in the Company’s books and records as owned by no other person except for the Shareholders;

5.3.14
the Company has good and marketable title to all of the assets it purports to own, and owns all of such assets free and clear of any Encumbrances and the Company holds a valid leasehold interest in or otherwise has a valid and enforceable license or right to use, all of the assets used in connection with its business that it does not own;

5.3.15
all assets of the Company, including any assets held under leases or licenses, are (i) in reasonably good condition and repair, ordinary wear and tear excepted, and (ii) in good working order, ordinary wear and tear excepted, and have been properly and regularly maintained;

5.3.16
the real property owned or leased by the Company is zoned for a classification that permits the continued use of such real property in the manner currently used by the Company and improvements included in such real property were constructed in compliance with, and remain in compliance with, all applicable laws;

5.3.17
there are no actions pending or (to the knowledge of the Management Warrantors) threatened that would alter the current zoning classification of the Company’s real property (owned or leased) or alter any applicable laws that would adversely affect the use of such real property in the Company’s business;

CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

5.3.18
attached in the Disclosure Schedule are true and complete copies of (i) the unaudited management accounts of the Company as of January 31, 2010; (ii) the audited accounts of the Company as of March 31, 2009; and (iii) the audited accounts of the Company as of March 31, 2008, March 31, 2007 and March 31, 2006 (collectively, the “Financial Statements”);

5.3.19
the Financial Statements have been prepared in accordance with generally accepted accounting principles in the Republic of Ireland, consistently applied, present fairly the financial condition of the Company at the dates specified and the results of its operations for the periods specified, accurately and fairly reflect the transactions of, acquisitions and dispositions of assets by, and incurrence of liabilities by the Company, and since the date of the 31 January 2010 unaudited management accounts, no material adverse effect has occurred with respect to the Company;

5.3.20
the Company has no liabilities of any nature, whether absolute, accrued, contingent, liquidated or otherwise, except for: (i) liabilities reflected in the Company’s current balance sheet delivered to the Buyer; or (ii) current liabilities incurred in the ordinary course of business and consistent with past practice, provided, however, ordinary course shall exclude any liabilities under any agreement or otherwise that result from any breach or default, tort, infringement or violation of applicable law by the Company;

5.3.21
the Company has made its statutory books and records available to the Buyer at the premises of the Company and/or the Subsidiaries for its inspection and such books and records are accurate, complete, and authentic;

5.3.22
the Company has filed on a timely basis all tax returns that are or were required to be filed by it and has timely paid all Taxation that have become due and payable save for Taxation contested in good faith and as to which adequate reserves have been provided in the Company’s current balance sheet;

5.3.23	all tax returns filed by the Company are complete, true and accurate;

5.3.24	the charges, accruals, and reserves with respect to Taxation included within the Financial Statements are accurate;

5.3.25
there exists no proposed Taxation assessment against the Company except as disclosed in the Company’s current balance sheet and, as far as the Management Warrantors are aware, there is no threat of any increase in the rates of Taxation;

5.3.26	all Taxation that the Company is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid;

5.3.27	no audit, examination or similar proceeding is pending or (to the knowledge of the Management Warrantors) threatened in regard to any Taxation due from the Company;

5.3.28	the Company is in material compliance with each law applicable to it or its assets;

CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

5.3.29
the Company owns or possesses from each appropriate government agency all right, title and interest in and to all permits, licenses, authorizations, approvals, quality certifications, franchises or rights necessary to conduct its business and no loss or expiration of any such permit is pending or (to the knowledge of the Management Warrantors) threatened or so far as the Management Warrantors are aware reasonably foreseeable;

5.3.30
the Company has complied with and is in compliance in all material respects with all applicable environment laws in effect in any and all jurisdictions in which the Company owns or leases property or conducts its business, and no proceeding is pending or (to the knowledge of the Management Warrantors) threatened alleging any failure by it to so comply;

5.3.31
the Company has no union or labour agreements or other arrangements with any group of employees, labour union or employee representative and so far as the Management Warrantors are aware there is no organization effort currently being made or threatened by or on behalf of any labour union with respect to employees of the Company;

5.3.32
the Company has not experienced, and so far as the Management Warrantors are aware there is no basis for, any strike, material labour trouble, work stoppage, slow down or other interference with or impairment of the Company’s business;

5.3.33	each Company employee benefit plan is and has been operated in compliance in all material respects with the documents governing them and all applicable laws;

5.3.34
neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in any payment becoming due to any director, officer or any employee of the Company under any Company employee benefit plan; (ii) increase any benefits otherwise payable under any Company employee benefit plan; or (iii) result in any acceleration of the time of payment or vesting of any benefits under any Company employee benefit plan;

5.3.35
all accrued obligations of the Company applicable to its employees, whether arising by operation of law, by contract, by past custom or otherwise, for payments by the Company to trusts, other funds or to any government agency with respect to unemployment compensation benefits or any other benefits for its employees and with respect to the employment of said employees have been paid or adequate accruals have been made on the Company’s current balance sheet;

5.3.36
subject to applicable bankruptcy, insolvency, reorganisation, moratorium, preferential transfer, fraudulent conveyance, equitable subordination, usury or similar laws and doctrines affecting rights of creditors generally, and general equitable principles, or as may be held to be unconscionable or void as a matter of law or as against public policy,  all of the Company’s Material Agreements are valid, binding and in full force and effect and enforceable in accordance with their terms and the Company has performed in all material respects all of its obligations under every material agreement to which it is a party;

CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

5.3.37
no consent from, approval from, order from or authorization of, or filing with, any party to the Material Agreements is required in connection with the transactions contemplated by this Agreement and the transactions contemplated hereby will not trigger, accelerate or grant such other party the right to terminate such Material Agreements or reduce its business under such Material Agreements;

5.3.38
there exists no breach or default on the part of Company or so far as the Management Warrantors are aware on the part of any other person under any of the Company’s Material Agreements and there has been no termination or notice of default received or made by the Company under any such Material Agreement;

5.3.39
no customer of the Company that accounted for more than €25,000 of the Company’s revenues for the past fiscal year has threatened to, or notified the Company of any intention to, terminate or materially alter its relationship with the Company;

5.3.40
the Disclosure Schedule sets forth a true and complete list of all intellectual property that is owned by the Company (the “Owned Intellectual Property”) and all licenses, sublicenses and other agreements pertaining to such Owned Intellectual Property and all intellectual property owned by another person and used by the Company in its business (collectively, “Licensed Intellectual Property”);

5.3.41
the Owned Intellectual Property and Licensed Intellectual Property include all of the intellectual property used in the ordinary day-to-day conduct of the Company’s business, and there are no other items of intellectual property that are material to such ordinary day-to-day conduct of the business;

5.3.42	the Company is the owner of the entire and unencumbered right, title and interest in and to each Owned Intellectual Property;

5.3.43	the Company has the right to use by license or otherwise the Licensed Intellectual Property and so far as the Management Warrantors are aware such right is subsisting, valid and enforceable;

5.3.44
the Company’s ownership and use of the Owned Intellectual Property and so far as the Management Warrantors are aware the use of the Licensed Intellectual Property does not infringe upon or misappropriate the valid intellectual property rights, privacy rights or right of publicity of any person;

5.3.45
no claims or legal proceedings have been asserted against the Company or are pending or, so far as the Management Warrantors are aware, threatened against the Company: (i) based upon or challenging or seeking to deny or restrict the use by the Company of any of the Owned Intellectual Property or Licensed Intellectual Property; (ii) alleging that the Owned Intellectual Property or Licensed Intellectual Property infringe upon or misappropriate any intellectual property right of any person; or (iii) challenging the Company’s ownership of the Owned Intellectual Property or use of any Licensed Intellectual Property;

CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

5.3.46	so far as the Management Warrantors are aware no person is engaged in any activity that infringes upon the Owned Intellectual Property;

5.3.47	the Company has delivered or made available to the Buyer correct and complete copies of all documents relating to Owned Intellectual Property;

5.3.48
the Company has taken reasonable steps to maintain the confidentiality of its trade secrets and other confidential intellectual property and (i) so far as the Management Warrantors are aware there has been no misappropriation of any material trade secrets or other material confidential intellectual property of the Company by any person; (ii) so far as the Management Warrantors are aware no employee, independent contractor or agent of the Company has misappropriated any trade secrets of any other person in the course of his or her performance as an employee, independent contractor or agent of the Company; and (iii) so far as the Management Warrantors are aware no employee, independent contractor or agent of the Company is in default or breach of any term of any agreement with the Company relating in any way to the protection, ownership, development, use or transfer of the Owned Intellectual Property or Licensed Intellectual Property;

5.3.49
all accounts receivable of the Company arose in the ordinary course of business and represent bona fide revenues of the Company and are fully collectible without right of recourse, defence, deduction, return of goods, counterclaim or offset;

5.3.50
so far as the Management Warrantors are aware the Company or any officer, director or employee of the Company has not: (i) used any funds of the Company for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; or (ii) made any payment in violation of applicable law to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign;

5.3.51
the Company maintains customary insurance policies typically carried by other businesses engaged in same businesses and such policies provide insurance coverage to the Company and its business, assets, directors, officers, employees and agents;

5.3.52
all of the foregoing insurance policies are in full force and effect and the Company has not received any notice of default or written notice of any pending or threatened termination or cancellation, coverage limitation or reduction, or material premium increase with respect to any such policy;

5.3.53	the Disclosure Schedule sets out the identity of the issuers of the Company’s insurance policies;

5.3.54
no officer or director of the Company and no relative, spouse or affiliates of any of the foregoing has or has had, directly or indirectly: (i) a material economic interest in any person that has furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, (ii) a material economic interest in any person that purchase from or sells or furnishes to the Company, any goods or services, (iii) a beneficial interest in any Material Agreement of the Company, or (iv) holds any indebtedness of the Company;

CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

5.3.55
none of the Shareholders or any affiliates of any Shareholder: (i) own, directly or indirectly, in whole or in part, any tangible or intangible property (including intellectual property rights) that the Company uses, or (ii) have engaged in any material transaction with the Company;

5.3.56	the Company is currently engaged in the Eligible Activity and has no current intention of ceasing to do so;

5.3.57
except as provided in the Disclosure Schedule, the Company has not incurred any liability for brokerage, finder’s fees or any similar fee or commission in connection with the transactions contemplated by this Agreement for which the Company or Parent shall be liable for; and

5.3.58
none of (i) the information, documents or other matters supplied or to be supplied by or on behalf of the Management Warrantors and/or the Company in connection with his or her representations and warranties in clause 5.3, taken as a whole, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

5.3.59
After taking into consideration the 539,348 Euros raised by the Company from the Shareholders in the Company’s recent rights offering, the consolidated net asset value position of the Company and the Subsidiaries on January 31, 2009 is no less than zero.

5.4	All representations and warranties shall survive after Completion and are subject to the provisions of Schedule 6 (Limitations on liability).

5.5	The Buyer represents and warrants to the other parties at the date of this Agreement that:

5.5.1
having made due and careful review of the Material Agreements that the Company has made available to the Buyer and/or its advisors, as at the date of this Agreement it is not aware of any fact or matter which might lead to the triggering, acceleration or granting to another party the right to terminate any Material Agreement or reduce such party's business under such Material Agreement;

5.5.2
Schedule 9 sets out accurately on a normalised basis (i) the issued and outstanding Common Stock of the Buyer, (ii) the number of Common Stock the subject of warrants and (iii) the number of Common Stock of the Buyer the subject of options, as at 1 February 2009;

5.5.3
Schedule 9 sets out accurately on a normalised basis (i) the issued and outstanding Common Stock of the Buyer, (ii) the number of Common Stock the subject of warrants and (ii) the number of Common Stock of the Buyer the subject of options, as at Completion;

CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

5.5.4
less the 400,000 shares of Common Stock issued to Beijing Chinawind Telecommunications Information Technology Company Limited and the 113,900 shares of Common Stock issued to New Times Navigation Limited, the aggregate number of Buyer Shares set out opposite the names of the Shareholders in Schedule 1 comprises 20 per cent. of the issued and outstanding Common Stock of the Buyer (on a normalised basis) as at 1 February 2009;

5.5.5
the aggregate number of Buyer Warrants set out opposite the names of the Shareholders in Schedule 1 comprises 20 per cent. of the issued and outstanding warrant and options over Common Stock in the Buyer (on a normalised basis) as at 1 February 2009;

5.5.6	except for warrants and options to purchase the Common Stock of the Buyer, the Common Stock of the Buyer is the only class of shares, stocks or securities of the Buyer;

5.5.7
having regard to the existing banking and other facilities available to it, the Buyer has a very good level of comfort that it will have sufficient working capital for the purposes of (i) continuing to carry on its business and that of the Company as a going concern in their present form and at their present levels of turnover for the next twelve months and (ii) executing, carrying out and fulfilling in accordance with their respective terms all orders, projects and contractual obligations which have been placed with or undertaken by the Buyer and the Company; and

5.5.8	the Buyer is entering into this Agreement in reliance on:

5.5.8.1	the representation and warranty in clause 5.2.8 from Hank Uberoi only for the purposes of issuing his Acquisition Consideration pursuant to Rule 501 of Regulation D of the Securities Act; and

5.5.8.2
the representation and warranty in clause 5.2.9 from each of the Shareholders other than Hank Uberoi for the purposes of issuing their Acquisition Consideration pursuant to Regulation S of the Securities Act, and the Acquisition Consideration issued to the Shareholders shall bear the relevant legend as appropriate.

5.6	The Buyer covenants to each of the Shareholders that during the period from Completion through 1 April 2013, the Buyer shall at all times:

5.6.1	operate the Company as a stand-alone entity within the Buyer's Group;

5.6.2
act in good faith towards the Company and shall not knowingly do (or omit to do) anything with the intention of frustrating the achievement of Company Revenues or diminishing, distorting or reducing any amount of revenues of the Company that may fall to be considered in calculating the Company Revenues; and

CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

5.6.3	observe the terms and provisions of the Collaboration Agreement (excepting minor or immaterial breaches which do not in any way negatively affect the Company Revenues),

and to the extent a dispute arises with respect to clause 5.6 with regard to the effect on the Company Revenues of any breach by the Buyer of its provisions, the parties agree that such dispute shall be settled by the Independent Auditors pursuant to Schedule 4.

5.7	***

5.8
If it is determined that the normalisation of the (i) issued and outstanding Common Stock of the Buyer, (ii) number of Common Stock the subject of warrants, and (iii) number of Common Stock of the Buyer the subject of options, as at 1 February 2009, was done in error, either (x) the Buyer shall further issue to the Shareholders and Enterprise Ireland the number of Common Stock and/ or warrants (on the same terms and conditions as the Buyer Warrants) to purchase Common Stock necessary for the Shareholders and Enterprise Ireland, collectively and in the aggregate, to hold 20 per cent. of the Common Stock, warrants or options determined to be actually issued and outstanding as at 1 February 2009 and shall take all necessary actions and execute all necessary documents to effect the allotment of any such further Common Stock and/ or warrants, or (y) the Shareholders agree to deliver to the Buyer for cancellation the number of Buyer Shares and/ or Buyer Warrants necessary for the Shareholders and Enterprise Ireland, collectively and in the aggregate, to hold 20 per cent. of the Common Stock, warrants or options determined to be actually issued and outstanding as at 1 February 2009 and execute all necessary documents to cancel such Buyer Shares and/ or Buyer Warrants.

5.9	Without prejudice to the provisions of clause 3 and Schedule 4, the accounts of the Company shall be consolidated with the accounts of the Buyer with effect from 1 April 2010.

6	Covenants

6.1
From and after Completion, each Shareholder agrees to defend, indemnify and hold the Buyer and its directors, shareholders, officers, employees and agents (the “Buyer Indemnified Parties”) harmless from and against any and all damages, liabilities, losses, claims, obligations, liens, assessments, judgments, Taxation, fines, penalties, reasonable costs and expenses (including, without limitation, reasonable fees of counsel and costs), as the same are incurred, of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defence or settlement of the foregoing) (“Losses”) which may be sustained or suffered by any Buyer Indemnified Party based upon, arising out of, or by reason of (A) any breach of any representation or warranty made by such Shareholder in this Agreement, and (B) any breach of any covenant or agreement made by such Shareholder in this Agreement.

6.2
Subject to the provisions of Schedule 6 (Limitations on Liability), from and after Completion, the Management Warrantors severally agree to defend, indemnify and hold the Buyer Indemnified Parties harmless from and against any and all Losses which may be sustained or suffered by any Buyer Indemnified Party based upon, arising out of, or by reason of (A) any breach of any representation or warranty made by the Management Warrantors in this Agreement, and (B) any breach of any covenant or agreement made by the Management Warrantors in this Agreement.

CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

6.3
From and after Completion, the Buyer agrees to defend, indemnify and hold the Shareholders harmless from and against any and all Losses which may be sustained or suffered by the Shareholders based upon, arising out of, or by reason of (A) any breach of any representation or warranty made by the Buyer to the Shareholders in this Agreement, and (B) any breach of any covenant or agreement made by the Buyer to the Shareholders in this Agreement.

6.4
Any party entitled to receive indemnification under clauses 6.1, 6.2 or 6.3 (the “Indemnified Party”) agrees to give prompt written notice to the relevant party required to provide such indemnification (the “Indemnifying Party”) upon the occurrence of any indemnifiable Loss or the assertion of any Relevant Claim or the commencement of any Relevant Claim in respect of which such a Loss may reasonably be expected to occur, but the Indemnified Party’s failure to give such notice will not affect the obligations of the Indemnifying Party under this clause 6.4 except to the extent that the Indemnifying Party is materially prejudiced thereby.  If the Indemnifying Party assumes and controls the defence of a Relevant Claim, then (x) the Indemnifying Party may not settle any Relevant Claim without the consent of the Indemnified Party (such consent not to be unreasonably withheld or delayed), and (y) the Indemnified Party may employ separate counsel and participate in the defence thereof, but the Indemnified Party will be responsible for the fees and expenses of such counsel (unless the Indemnifying Party has failed to adequately assume and actively conduct the defence of such Relevant Claim or to employ counsel with respect thereto or, in the reasonable opinion of the Indemnified Party, a conflict of interest exists between the interests of the Indemnified Party and the Indemnifying Party that requires representation by separate counsel, in which case the fees and expenses of such separate counsel will be paid by the Indemnifying Party).  If the Indemnifying Party does not assume and control the defence of a Relevant Claim to which the Indemnified Party is entitled to indemnification under this Agreement, the Indemnified Party may assume and control the defence of such Relevant Claim at the Indemnifying Party’s costs.  In the event of the foregoing sentence, the Indemnifying Party shall not be bound to any settlement without its prior consent (not to be unreasonably withheld or delayed).

6.5	For purposes of this Agreement:

6.5.1
subject to clause 6.5.2 below, the Shareholders Representative shall be deemed to be appointed as the representative of all the Shareholders, as the attorney-in-fact for and on behalf of each such Shareholder, and the taking by the Shareholders Representative of any and all actions and the making of any decisions required or permitted to be taken by him under this Agreement, including the exercise of the power to (i) agree to, negotiate, enter into settlements and compromises of and comply with orders of courts with respect to any indemnification claims, (ii) resolve any indemnification claims, and (iii) take all actions necessary in the judgment of the Shareholders Representative for the accomplishment of the other terms, conditions and limitations of this Agreement.  The Shareholders will be bound by all actions taken by the Shareholders Representative in connection with this Agreement, and Buyer shall only be required to acknowledge or act upon written communication signed by the Shareholders Representative;

CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

6.5.2
the Management Warrantors shall be deemed to appoint Terence Williams (the "Escrow Representative") as the representative of all the Management Warrantors, as the attorney-in-fact for and on behalf of each such Management Warrantor, and the taking by the Escrow Representative of any and all actions and the making of any decisions required or permitted to be taken by him in relation to the escrow arrangements set out in Schedule 6 (the "Escrow Arrangements"), including the exercise of the power to (i) agree to, negotiate, enter into settlements and compromises of and comply with orders of courts with respect thereof, (ii) resolve any claims in respect thereof, and (iii) take all actions necessary in the judgment of the Escrow Representative for the accomplishment of the terms, conditions and limitations of the Escrow Arrangements.  The Management Warrantors will be bound by all actions taken by the Escrow Representative in connection with the Escrow Arrangements, and Buyer shall only be required to acknowledge or act upon written communication signed by the Escrow Representative.

6.6
Each Shareholder agrees not to sell, transfer or otherwise dispose the Acquisition Consideration except in compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated thereunder, and applicable state securities laws, to include, for purposes of Shareholders who are not “U.S. Persons” (as defined by Regulation S under the Securities Act), the sale, transfer or disposition of the Acquisition Consideration to “U.S. Person” during the twelve (12) month period after receipt of such Acquisition Consideration.  Each Shareholder agrees not to engage in hedging transactions with regard to the Acquisition Consideration unless in compliance with the Securities Act.  Each Shareholder acknowledges that instruments or certificates for the Acquisition Consideration shall contain a legend setting forth the foregoing restrictions and that, in the event the sale, transfer or disposition of the Acquisition Consideration is in violation of the Securities Act, the Buyer shall not be under any obligation to register any such Acquisition Consideration sold, transferred or disposed of in contravention of the Securities Act or acknowledge such sale, transfer or disposition.

6.7
The Shareholder Representative shall (on behalf of the Shareholders and Enterprise Ireland) have sole conduct of the Walter Kerins Matter, with the sole discretion to compromise, settle, negotiate, defend or dispute such matter.  In the event that settlement of the Walter Kerins Matter can be achieved by the granting of warrants over Common Stock, the Shareholder Representative shall inform the Buyer in writing and the Buyer shall satisfy such grant by forfeiting such number of Buyer Warrants as are held by the Shareholders (on a pro rata basis) as are required to satisfy such grant to Beresford Ltd (or as it shall direct).  Notwithstanding the foregoing, the Buyer is not required to issue any warrants to purchase Common Stock to Beresford Ltd if such issuance is not under the same terms and conditions as the issuance of the Buyer Warrants, such terms and conditions to include, without limitation, the same form of warrant as the Buyer Warrants and Beresford Ltd representing, warranting, agreeing and covenanting in writing to the matters set forth in clause 1.2, 3.1.3, 3.2.3, 3.2.4, 5.2.9 through 5.2.13, 5.4, 5.5.8 and 6.6.

7	Confidentiality and Announcements

7.1
Subject to clause 7.3, and excluding any information which is in the public domain (other than through the wrongful disclosure of any party), or which any party is required to disclose by law or by the rules of any regulatory body to it is subject, each party agrees to keep secret and confidential and not to use, disclose or divulge to any third party (other than a party's professional advisers) any:

CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

7.1.1
confidential information relating to the Company or any Subsidiary (including intellectual property, customer lists, reports, notes, memoranda and all other documentary records pertaining to the Company or any Subsidiary or its business affairs, finances, suppliers, customers or contractual or other arrangements); or

7.1.2	information relating to the negotiation, provisions or subject matter of this Agreement (or any document referred to in it); or

7.1.3	information concerning the Buyer or any Shareholder.

7.2
Except in accordance with clause 7.3, the parties shall not make any public announcement or issue a press release or respond to any enquiry from the press or other media that concerns or relates to this Agreement or its subject matter (including, but not limited to, the Buyer's investment in the Company) or any ancillary matter.

7.3
Notwithstanding clauses 7.1 and 7.2, any party may make or permit to be made a disclosure of information or an announcement concerning or relating to this Agreement, or its subject matter or any ancillary matter if and to the extent required by:

7.3.1	law; or

7.3.2	any securities exchange on which such party's securities are listed or traded; or

7.3.3	any regulatory or governmental or other authority with relevant powers to which either party is subject or submits, whether or not the requirement has the force of law.

8	Assignment

8.1	This Agreement is personal to the parties and no party shall:

8.1.1	assign any of its rights under this Agreement; or

8.1.2	transfer any of its obligations under this Agreement; or

8.1.3	charge or deal in any other manner with this Agreement or any of its rights or obligations.

8.2	Any purported assignment, transfer, charging or dealing in contravention of clause 8.1 shall be ineffective.

9	Third Party Rights

This Agreement is not intended to and does not confer any rights on any person that is not a party to this Agreement, whether pursuant to statute common law or otherwise.

10	Agreement Survives Completion

This Agreement (other than the obligations that have already been performed) remains in full force after Completion.

CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

11	Shareholder Obligations and Status of this Agreement

11.1
Each Shareholder shall exercise all voting rights and other powers of control available to him or it in relation to the Company so as to procure (so far as is reasonably possible) that, at all times during the term of this Agreement, the provisions of this Agreement are promptly observed and given full force and effect according to its spirit and intention.

11.2
If, at any time, any provisions of the memorandum of association of the Company or the Articles conflict with any provision of this Agreement, the provisions of this Agreement shall prevail as between the Shareholders. In such circumstances the Shareholders shall procure (so far as their shareholding shall allow) that such modifications as are necessary are made to the Articles and/or the Company's memorandum of association.

12	Severance

12.1
If any provision of this Agreement (or part of a provision) is found by any court or administrative body of competent jurisdiction to be invalid, unenforceable or illegal, the other provisions shall remain in force.

12.2
If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted or modified, that provision shall apply with whatever modification is necessary to give effect to the commercial intention of the parties.

13	Variation

A variation of this Agreement shall only be valid if it is in writing and signed by the Shareholders, the Buyer, the Shareholders Representative, the Escrow Representative and by the Management Warrantors, in which event such change shall be binding against all of the parties hereto.

14	Whole Agreement

14.1
This Agreement and the documents referred to or incorporated in it or executed contemporaneously with it, constitute the whole agreement between the parties relating to the subject matter of this Agreement, and supersede any previous arrangement, understanding or agreement between them relating to the subject matter that they cover, including for the avoidance of doubt as between the Shareholders and the Company:

14.1.1	the subscription and shareholders agreement dated 10 February 2004 between, inter alia, certain of the Shareholders and the Company;

14.1.2	the supplemental shareholders agreement dated 15 December 2004 between, inter alia, certain of the Shareholders and the Company;

14.1.3	the subscription and shareholders agreement dated 23 February 2006 between, inter alia, certain of the Shareholders and the Company; and

14.1.4	the supplemental subscription and shareholders agreement dated 16 February 2007 between, inter alia, certain of the Shareholders and the Company,

CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

and, as between the Shareholders, the Company and the Buyer, the heads of terms dated 23 February 2009 and 2 November 2009.

14.2	Nothing in this clause 14 operates to exclude or limit any liability for fraud.

15	Notices

15.1	Except as expressly provided in this Agreement, a notice, consent or communication given under this Agreement:

15.1.1	shall be in writing in the English language (or be accompanied by a properly prepared translation into English);

15.1.2	shall be sent for the attention of the person, and to the address given in this clause 15 (or such other address or person as the relevant party may notify to the other party); and

15.1.3	shall be:

15.1.3.1	delivered personally; or

15.1.3.2	sent by pre-paid first-class post or recorded delivery; or

15.1.3.3	(if the notice is to be served by post outside the country from which it is sent) sent by internationally recognised overnight courier.

15.2	The addresses for service of notice are:

15.2.1	Shareholders and/or Shareholders Representative

Address: ValidSoft (UK) Limited, 9 Devonshire Square, London EC2M 4YF

For the attention of: Patrick Carroll

With a copy to:  Wollastons LLP, Brierly Place, Chelmsford, Essex CM2 0AP, UK, attention: Nick Burnett/Adam Jones

15.2.2	Buyer

Address: Schiphol Boulevard 249, 1118 BH Luchthaven Schiphol, Netherlands

For the attention of: Alex Vermeulen

With a copy to:  Ellenoff Grossman & Schole LLP, 150 East 42nd Street, New York, New York 10017 USA, attention:  Barry I. Grossman, Esq.

15.2.3	Management Warrantors

Address: ValidSoft (UK) Limited, 9 Devonshire Square, London EC2M 4YF

For the attention of: Patrick Carroll

CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

With a copy to:  Wollastons LLP, Brierly Place, Chelmsford, Essex CM2 0AP, UK, attention: Nick Burnett/Adam Jones

15.2.4	Escrow Representative

Address: Hembury Mount Avenue, Shenfield, Essex CM13 2PB

For the attention of: Terry Williams

With a copy to:  Wollastons LLP, Brierly Place, Chelmsford, Essex CM2 0AP, UK, attention: Nick Burnett/Adam Jones

15.3	A notice is deemed to have been received:

15.3.1	if delivered personally or sent by internationally recognised overnight courier, at the time of delivery; or

15.3.2	in the case of pre-paid first-class post or recorded delivery, 3 days from the date of posting; or

15.3.3
if deemed receipt under the previous paragraphs of this clause 15.3 is not within business hours (meaning 9.00 am to 5.30 pm Monday to Friday on a day that is a Business Day), when business next starts in the place of deemed receipt.

15.4	To prove service, it is sufficient to prove that the envelope containing the notice was properly addressed and posted.

16	Further Assurance

Each party shall promptly execute and deliver all such documents, and do all such things, as the other party may from time to time reasonably require for the purpose of giving full force and effect to the provisions of this Agreement.

17	Counterparts

This Agreement may be executed in any number of counterparts, each of which is an original and which, when executed, shall be an original and which together shall have the same effect as if each party had executed the same document.

18	No Partnership

Nothing in this Agreement is intended to or shall be construed as establishing or implying a partnership of any kind between the parties.

19	Governing Law and Jurisdiction

19.1
This Agreement and any dispute or claim arising out of or in connection with it or its subject matter (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law.

19.2
The parties irrevocably agree that the US federal courts situated in New York City, New York, shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement or its subject matter (including non-contractual disputes or claims).  The parties further agree that service of process shall be proper if served by the methods set forth in clause 15.

CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

20	Expenses

Subject to clause 6 and this clause 20, the Shareholders shall respectively bear their own expenses (it being agreed that any excess over and above zero of the net asset value position of the Company as at January 31, 2009 shall be for the account of the Shareholders and only available for this purpose), and the Buyer shall bear its own expenses, in connection with the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated herein.

21	Waivers

The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision nor the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement.  No waiver shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought and no waiver of any breach, non-compliance or non-fulfilment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfilment.

This Agreement has been entered into on the date stated at the beginning of it.

CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

SCHEDULE 1
The Shareholders

In this Schedule 1, "CC" means Contingent Consideration.

Name of Shareholder	Address	Number of Sale Shares (and %)	Number of Buyer Shares	Number of Buyer Warrants

Patrick Carroll	403 Altmore House,	7,732	1,378,529	515,748
	Tara Street,	(13.47)%	(CC= 344,632)	(CC= 128,937)
	Tullamore, Co Offaly

Joseph Farrell	19 Newlands Drive,	1,242	221,435	82,845
	Clondalkin, Dublin 22	(2.16)%	(CC= 55,359)	(CC= 20,711)

Philip Kelly	Dun Dalgan, Ross	411	73,277	27,415
	Road, Screggan,	(0.72)%	(CC= 18,319)	(CC= 6,854)
	Tullamore, Co. Offaly.

Kenneth Leonard Shovell	64 Adam & Eve Mews,	500	89,144	33,352
	London W8 6UJ, UK	(0.87)%	(CC= 22,286)	(CC= 8,338)

Michael James Skells	Rose House, Link	376	67,037	25,080
	Lane, Bentley, Suffolk,	(0.65)%	(CC= 16,759)	(CC= 6,270)
	1PQ 2DP, UK

Matthew James Peddlesden	257 Harrow Road,	125	22,286	8,338
	Leytonstone, London	(0.22)%	(CC= 5,572)	(CC= 2,084)
	E11 3QA UK

John Robert Petersen	97 Engadine Street,	59	10,519	3,935
	London SW18 5DU	(0.10)%	(CC= 2,630)	(CC= 984)

Jonathan Mark Alford	1 Hill End, Orpington,	71	12,659	4,736
	Kent BR6 0SJ	(0.12)%	(CC= 3,165)	(CC= 1,184)

Jonathan Mark Murphy	Belcamp Hutchinson	50	8,914	3,335
	Carr’s Lane	(0.09)%	(CC= 2,229)	(CC= 834)
	Balgriffin
	Dublin 17

Gregory Jude Marks	57 Jamestown Park,	50	8,914	3,335
	Ratoath, Co Meath	(0.09)%	(CC= 2,229)	(CC= 834)

Seamus Kane	Holmshill, Blueball,	11,363	2,025,896	757,946
	Tullamore, Co Offaly	(19.79)%	(CC= 506,474)	(CC= 189,487)

Luke Carberry	Spollenstown,	11,363	2,025,896	757,946
	Tullamore, Co Offaly	(19.79)%	(CC= 506,474)	(CC= 189,487)

Terence Williams	Hembury Mount	10,694	1,906,621	713,322
	Avenue, Shenfield,	(18.63)%	(CC= 476,655)	(CC= 178,331)
	Essex CM13 2PB

Hank Uberoi	321 Upper Mountain	10,325	1,840,832	688,709
	Ave, Montclair New	(17.98)%	(CC= 460,208)	(CC= 172,177)
	Jersey 07043 USA

Timothy Neo Poh Thiam	56 Bridport Avenue,	160	28,526	10,672
	Singapore 559346	(0.28)%	(CC= 7,132)	(CC= 2,668)

Philip Hickman	27 Peaks Hill, Purley,	847	151,011	56,497
	Surrey CR8 3JG	(1.48)%	(CC= 37,753)	(CC= 14,124)

Cindy Nicholson	96 Austral Street,	80	14,263	5,336
	Malabar, New South	(0.14)%	(CC= 3,566)	(CC= 1,334)
	Wales 2036, Australia

Donall O’Suilleabhain	36, Bromley Park,	50	8,914	3,335
	Donnybrook, Co. Cork	(0.09)%	(CC= 2,229)	(CC= 834)

Total		55,498	9,894,673	3,701,884
		(96.67)%*	(CC= 2,473,668)	(CC= 925,471)

* Together with the 1,913 shares in the Company held by Enterprise Ireland, comprises 100%.

CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

SCHEDULE 2
The Company

Part 1 – Particulars of the Company

Registered number:	377068

Status:	Private limited company

Registered office:	Castle Buildings, Tara Street, Tullamore, Ireland

Directors:	Patrick Carroll Phil Hickman Joe Farrell Seamus Kane Terry Williams Hank Uberoi

Secretary:	Joe Farrell

Accounting reference date:	31 March

Auditors:	Nolan & Associates

Authorised share capital:	€4,000,000 (consisting of 3,988,622 ordinary shares of €1each and 11,378 redeemable deferred ordinary shares of €1 each)

Issued share capital:	57,411 ordinary shares of €1each.

Part 2 – Particulars of the Subsidiaries

Validsoft UK Limited:

Registered number:	4023940

Status:	Private limited company

Registered office:	9 Devonshire Square, London EC2M 4YF

Directors:	Patrick Carroll Joe Farrell

Secretary:	Joe Farrell

Accounting reference date:	31 March

Auditors:	AEL Partners LLP

Authorised share capital:	£500,000 (divided into 500,000 ordinary shares of £1 each

Issued share capital:	394,346 ordinary shares of £1 each.

CONFIDENTIAL TREATMENT REQUESTED	Exhibit 2.1
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

Validsoft (Australia) Pty Limited:

Registered number:	ABN 53 115 480 003

Status:	Private Limited Company

Registered office:	Level 39, Citigroup Centre, 2 Park Street, Sydney NSW 2000

Directors:	Patrick Carroll Cindy Nicholson

Secretary:	Cindy Nicholson

Accounting reference date:	31 March

Auditors:	Masselos Pty Limited, Level 17, 44 Market Street, Sydney, NSW 2000, Australia

Authorised share capital:	A$1.00

Issued share capital:	A$1.00

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.1

SCHEDULE 3

Graph

y-axis

***

x-axis

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.1

SCHEDULE 4
Calculation of Revenues

1
The Buyer shall procure that the Independent Auditors shall within 30 days of 1 April 2013 or the date of the change of control of the Company deliver to the Shareholders Representative and the Buyer (the "Report"):

1.1
a draft Company Revenues report in respect of the period from 1 April 2010 through 1 April 2013 (or the Completion Date to the date of the change of control of the Company, as the case may be), prepared pursuant to the terms of the Agreement; and

1.2
a draft Buyer Revenues report in respect of the period from 1 April 2010 through 1 April 2013 (or the Completion Date to the date of the change of control of the Company, as the case may be), prepared pursuant to the terms of the Agreement.

2
The Buyer shall procure that the Independent Auditors shall be given full access in a timely fashion to the accounts and records of the Company and the Subsidiaries and shall be permitted to take copies of the same and generally be provided with such other information and assistance as they may reasonably require to prepare the Report.

3	Upon the preparation the Report, such Report shall be delivered to the Shareholders Representative and the Buyer.

4
During the period of 21 days following receipt of the Report (the "Review Period"), the Buyer and Shareholders Representative shall be entitled to submit questions in writing to the Independent Auditors concerning the Report for the Independent Auditors to answer. If requested by either the Buyer or the Shareholders Representative, the Buyer and Shareholders Representative shall use all reasonable endeavours to meet and discuss any issues or questions with respect to the Report.  The Buyer and Shareholders Representative shall be entitled to access to the working papers of the Independent Auditors that are relevant to their production of the Report.

5	The Report shall be prepared in accordance with GAAP.

6
In the event a dispute arises with respect to clause 5.6 of the Agreement that is not resolved by the parties in good faith, the aggrieved party shall submit to the Independent Auditors such dispute for resolution.  The parties agree that in such event, the Independent Auditors shall determine (acting as experts and not arbitrators) whether a breach of clause 5.6 has occurred and, if so, the amount of revenues lost due to such breach.  All amounts of revenues lost due to the breach of clause 5.6, as determined by the Independent Auditors, shall be included in the calculation of Company Revenues.

7	The costs of the Independent Auditors in relation to all matters arising from this schedule shall be borne equally by the Buyer and the Shareholders.

8
The determination of the Independent Auditors shall be binding on the parties (save in the case of manifest error).  Save where the contrary is expressly stated, the agreement of the Report does not constitute or operate as a waiver of any other rights, powers or remedies of the parties or of any other provision of this Agreement and does not preclude the exercise of any other right, power of remedy of the parties arising under this Agreement or otherwise.

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.1

SCHEDULE 5
Disclosure Schedule

5.3.2
The members of the Group are incorporated in Republic of Ireland, United Kingdom and Australia.  As far as the Management Warrantors are aware the Group may do business in any jurisdiction, subject to the rules and regulations of such jurisdiction.  It operates through Partners and Distributers in Hong Kong and Singapore.

5.3.5, 5.3.7
The Sale Shares are subject to the provisions of the Articles of Association of the Company, and also the agreements listed in clauses 14.1.1 to 14.1.4 (inclusive) until the same are terminated pursuant to clause 3.2.6.

5.3.10	Michael Skells, a former employee of the company has commenced legal proceedings for the recovery of salary and expenses totalling £22,056.10 (approx).

See attached (at Appendix A) document setting out outstanding payroll taxes of the group, including discussion with tax authorities in UK and Australia regarding payment plans.  Details of Research & Development tax reclaim in the UK are attached as Appendix B.

5.3.12
It is possible that Mike Skells (MS) and Donall O’Suilleabhain (DS) may not sign the SPA in a timely manner due to the issues that the Company has had over salary entitlement due on leaving the company. MS has commenced legal proceedings whilst DS has been through a process of mediation and has received his settlement. Both MS and DS are minority shareholders who have respectively 0.65% and 0.10%.  In the case of DS his shares are non-voting Ordinary shares. The selling shareholders will be able to exercise their Drag Along Rights (contained in the existing shareholders agreements), or the Buyer may be able to avail itself of the "squeeze out" provisions under Irish company law  to enforce 100% sale of the issued share capital from MS and DS.

In addition, Jonathan Murphy (0.09%) has requested to be dragged along pursuant to the Drag Along Rights in view of his employment with Hewlett Packard, with whom the Company is currently negotiating a contract.

5.3.18, 5.3.19	Please find attached the following documents:
•	draft unaudited management accounts as at December 31, 2009 and January 31, 2010 (at Appendix C) and supplier balance summaries for Ireland, UK and Australia as at January 31, 2010 (at Appendix D)

•	audited accounts as at March 31, 2009 (at Appendix E)

•	audited accounts as at March 31, 2008 (as Appendix F)

•	audited accounts as at March 31, 2007 (at Appendix G)

•	audited accounts as at March 31, 2006 (at Appendix H)

5.3.20
Walter Kerins was responsible for the introduction of ValidSoft to Elephant Talk. His duties and remuneration were covered by a memorandum of understanding (see attached at Appendix J).  Discussions are continuing with Walter Kerins in terms of reaching an agreement for settlement.

5.3.22 to 5.3.27	See attached (at Appendix A) document setting out outstanding payroll taxes of the group, including discussion with tax authorities in UK and Australia regarding payment plans.

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.1

5.3.40	Owned Intellectual Property:

•	Trademark – VALid (registered number 2312075) (next renewal date 1 October 2012)

•	Trademark – VALid-POS (registered number 2506924) (next renewal date 21 January 2019)

•
Patent Protected (GB2397731) – VALid – UK Patent for authenticating a user access request to a secured service utilizing both a primary and secondary channel.  Title “Authentication System”.  The inventors are shown as Patrick Carroll and Michael Skells.  The next renewal date is 22 January 2011.

•
Patent Pending (Application GB0901407.7)  - Card False Positive Prevention – CFPP System – concerning a method where mathematically derived probability data determined from transaction feeds and telemetry services is used to identify a false positive transaction.  Title “False-Positive Prevention”.  The application lodged 28 January 2009, and for the avoidance of doubt patent pending status means that there is no guarantee that a Patent will be granted.

•
Patent Pending (Application GB0904874.5) – Anonymous Correlation System – ACS System – concerning a method where data determined from transaction feeds and telemetry services is used to anonymously identify a fraudulent or false positive transaction.  Title “Smartcard Security System”.  The application lodged 20 March 2009, and for the avoidance of doubt patent pending status means that there is no guarantee that a Patent will be granted.

•	***

•	Domain names:

validsoft.ie	renewal date 22/12/2009
validsoft.jp	renewal date 25/01/2010
validsoft.asia	renewal date 19/02/2011
val-id.biz	renewal date 01/07/2010
val-id.co.uk	renewal date 01/07/2010
val-id.info	renewal date 01/07/2010
val-id.net	renewal date 01/07/2010
val-id.com	renewal date 27/07/2010
validsoft.co.uk	renewal date 25/09/2010
validsoft.com	renewal date 25/09/2010
validsoft.us	renewal date 13/12/2010
validsoft.co.nz	renewal date 19/12/2010
validsoft.com.cn	renewal date 01/01/2011
validsoft.net.cn	renewal date 01/01/2011
validsoft.tw	renewal date 01/01/2011
valid.co.in	renewal date 25/01/2011
validsoft.cn	renewal date 25/01/2011
validsoft.co.in	renewal date 25/01/2011
validsoft.com.tw	renewal date 25/01/2011
validsoft.in	renewal date 25/01/2011
validsoft.sg	renewal date 25/01/2011
validsoft.biz	renewal date 31/01/2011
valid.hk	renewal date 08/02/2011
validsoft.hk	renewal date 08/02/2011
validsoft.com.au	renewal date 15/12/2011
validsoft.net.au	renewal date 15/12/2011

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.1

Licensed Intellectual Property:

***

5.3.41	• ValidSoft uses Open Source software and toolkits in its products, where appropriate.

***

5.3.49	The Group seeks to recover its book debts in the normal way, sometimes having to resort to legal action (e.g. the Company is currently taking legal action against NextGen).

***

5.3.51, 5.3.53
The Group has used Marsh & McLennan as insurance brokers over the past 5 years (for Ireland and UK) and Clark Pacific Insurance Brokers (for Australia).  The following insurance companies have issued the policies of the Group:

•	Royal Sun Alliance (Office All In Insurance), policy number SO 92852263/07 (Renewal Date 1 April 2009). Cover provided:

•	Premises – Castle Buildings & Upper Kilmacud Road
•	General contents - €53,500 (61,525)
•	Consequential Loss – Gross Revenue €871,000 (Indemnity period 12 months
•	Employers Liability Insurance - €13m for any one event
•	Public/Product Liability - €1.3m
•	Money - €100,000
•	Computer Insurance - €214,000

•	Royal Sun Alliance (Office All In Insurance), policy number SO 92699448/06 (Renewal date 1 April 2009). Cover provided:

•	Premises – Victoria House London (lapsed replaced with one for Devonshire Sq – awaiting details from Marsh)
•	General contents €7,350

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.1

•	Tenant Improvements €163,798
•	Consequential Loss – stg£250,000
•	Employers Liability stg£10m
•	Public/Product Liability – Public stg£2.6m, Product stg£2.0m
•	Money stg£6,500
•	Computer Insurance stg£86,000 approx

•	Chubb Insurance Company of Australia Limited (Electronics and Information Technology Liability Insurance)

•	Beazley at Lloyds (Professional Indemnity Insurance), policy number W1026N08PNBV (Renewal date 15 April 2010). Limit of indemnity €1.3m.

•	Chartis (Directors and Officers Insurance), policy number FCG34950 (Renewal date 1 April 2010). Limit €500,000 in aggregate.

•	AIG (Group Travel Insurance), policy number HGT 63781 (Renewal date 1 April 2009). Aggregate limit €650,000. Travel abroad – personal liability €7.5m.

5.3.54, 5.2.55
The counterparties to the lease of the Tullamore property (Office Suite 5, Castle Buildings, Tara Street, Tullamore, Co Offaly) are Seamus Kane and Luke Carberry, directors and shareholders of the Company. Castle Buildings is Section 98 classified for commercial purposes and special tax incentives. All leases in the building must be Section 98 compliant, i.e. minimum 21 years with a Break Clause after 12 years.  There exists however an unsigned Side Letter which gives ValidSoft the Option to break the lease after 5 years. This Side Letter was overseen by the solicitors involved in the deal and has been filed with the original lease documentation.

5.3.57
Walter Kerins was responsible for the introduction of ValidSoft to Elephant Talk. His duties and remuneration were covered by a memorandum of understanding (see attached at Appendix J).  Discussions are continuing with Walter Kerins in terms of reaching an agreement for settlement.

5.3.59
539,348 Euros was raised by the Company from the Shareholders in the Company’s recent rights offering. 234,954 Euros of the rights offering has been received in cash and 304,556 Euros of the rights offering has been offset against debts of the Company. The remaining balance of 162 Euros is still outstanding.

The Company's NAV calculation at 31 January 2009 amounts to circa. 513,748 Euros.

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.1

Appendix A	details of outstanding payroll taxes of the group

Appendix B	details of Research & Development tax reclaim in the UK – 2008/09

Appendix C	draft unaudited management accounts as at December 31, 2009 and January 31, 2010

Appendix D	supplier balance summaries for Ireland, UK and Australia as at January 31, 2010

Appendix E	audited accounts as at March 31, 2009

Appendix F	audited accounts as at March 31, 2008

Appendix G	audited accounts as at March 31, 2007

Appendix H	audited accounts as at March 31, 2006

Appendix I	[Not used]

Appendix J	Memorandum of Understanding between Validsoft (UK) Ltd and Beresford Ltd (Walter Kerins)

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.1

SCHEDULE 6
Limitations on Liability

1
The aggregate maximum liability of the Management Warrantors for any breaches of clause 5.3 of this Agreement shall not in any circumstances exceed the then current market value (at the time the applicable Relevant Claim is made) of the Acquisition Consideration which is held in escrow pursuant to paragraph 2.1 below (or, where the Relevant Claim for breach of clause 5.3 of this Agreement is brought after the period of 18 months following Completion, the market value, as at the date of the expiry of such 18 month period, of the Acquisition Consideration which is held in escrow pursuant to paragraph 2.1 below).  The Buyer shall have no recourse against any Management Warrantor in respect of any Relevant Claim for any breaches of clause 5.3 of this Agreement save pursuant to this Schedule 6, and the aggregate maximum liability of each of the Management Warrantors for any breaches of clause 5.3 of this Agreement shall not (in respect of any Relevant Claims that are validly notified within 18 months of Completion pursuant to paragraph 4 below) in any circumstances exceed:

1.1	the market value at the time such Relevant Claims are made of the amount of his/her Acquisition Consideration which is held in escrow pursuant to paragraph 2.1 below; and

1.2
for purposes of calculating the individual liability of each Management Warrantor (subject to the limitation set forth in paragraph 1.1 above), each Management Warrantor shall be liable only for a percentage of the liability as follows:

Management Warrantor	Aggregate percentage of liability of each Management Warrantor in respect of a Relevant Claim

Patrick Carroll	19.80 per cent.

Joseph Farrell	3.18 per cent.

Seamus Kane	26.20 per cent.

Terry Williams	24.65 per cent.

Hank Uberoi	23.80 per cent.

Philip Hickman	2.17 per cent.

Cindy Nicholson	0.20 per cent.

Total	100 per cent.

For the avoidance of doubt, nothing in this Schedule 6 shall be construed to increase or otherwise remove the limitation of each Management Warrantor's individual liability per Relevant Claim, or the calculation thereof, as it is set forth in clause 1.16 of this Agreement.

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.1

2

2.1
Notwithstanding the provisions of clause 3 of this Agreement, the Buyer shall arrange for the following amounts of the Acquisition Consideration to be held in escrow for the period of 18 months from the Completion Date:

2.1.1
in respect of Patrick Carroll 75 per cent. of his Acquisition Consideration only (being the 100 per cent. that is subject to a management 2 year lock-up period under his Lock-Up Agreement and the 100 per cent. that is subject to a non-management lock-up period under his Lock-Up Agreement) (comprising 1,033,897 vested Buyer Shares and 386,811 vested Buyer Warrants);

2.1.2	in respect of Joseph Farrell, 100 per cent. of his vested Acquisition Consideration (comprising 166,076 vested Buyer Shares and 62,134 vested Buyer Warrants);

2.1.3	in respect of Seamus Kane, 67.55% of his Acquisition Consideration (comprising 1,368,493 vested Buyer Shares and 511,993 vested Buyer Warrants);

2.1.4	in respect Terry Williams 67.55% of his Acquisition Consideration (comprising 1,287,922 vested Buyer Shares, 481,849 vested Buyer Warrants);

2.1.5	in respect of Hank Uberoi, 67.55% of his Acquisition Consideration (comprising 1,243,482 vested Buyer Shares, 465,223 vested Buyer Warrants);

2.1.6	in respect of Philip Hickman, 100% of his vested Acquisition Consideration (comprising 113,258 vested Buyer Shares, 42,373 vested Buyer Warrants);

2.1.7	in respect of Cindy Nicholson, 100% of her vested Acquisition Consideration (comprising 10,697 vested Buyer Shares, 4,002 vested Buyer Warrants),

the total numbers of consideration Buyer Shares and Buyer Warrants in escrow under this paragraph 2 being:

vested Buyer Shares	5,223,825

vested Buyer Warrants	1,954,385

as follows: the certificate, warrants or other documentation evidencing title to such Acquisition Consideration shall be held in escrow by the Buyer’s solicitors, Ellenoff Grossman & Schole LLP, acting as escrow agent (the "Escrow Agent").

2.2	In the event that there is a Settled Claim for any breach of clause 5.3 of this Agreement:

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.1

2.2.1
within the period of 18 months following Completion, the Buyer and the Escrow Representative (on behalf of himself and the other Management Warrantors) shall instruct the Escrow Agent in writing to release to the Buyer such Acquisition Consideration as is held in escrow under paragraph 2.1 above as is required to satisfy the liability of each of the Management Warrantors (on a several basis) in respect of such claim and, in case of the Buyer Shares, this will mean such Buyer Shares can be sold by the Buyer in the open market at the then current trading price in order to realise an amount (net of the costs of sale) to satisfy such Settled Claim;

2.2.2	after the period of 18 months following Completion, the Buyer shall:

2.2.2.1
as first recourse, be required to satisfy such claim by forfeiting such number of Buyer Shares as are held by each Management Warrantor (on a several basis) as are required to satisfy the liability of that Management Warrantor in respect of such claim, and this will mean such Buyer Shares can be sold by the Buyer in the open market at the then current trading price in order to realise an amount (net of the costs of sale) to satisfy such Settled Claim; and

2.2.2.2
only following exhaustion of the provisions of paragraph 2.2.2.1 above as regards a Management Warrantor's Buyer Shares shall the Buyer be entitled to claim for recovery of monies from such Management Warrantor .

2.3
Upon the expiry of 18 months from Completion, the Buyer shall instruct the Escrow Agent to release any remaining Acquisition Consideration which is held in escrow by them to Patrick Carroll, Joseph Farrell, Phil Hickman, Cindy Nicholson, Seamus Kane, Terry Williams and/or Hank Uberoi (as appropriate).  For the avoidance of doubt, such release shall not operate to limit in any way the provisions of any Lock-Up Agreement that may apply to any such persons or shares.

2.4
The Management Warrantors hereby indemnify (on a several basis as between the Management Warrantors pro rata to their number of Buyer Shares) the Escrow Representative against all costs, charges, losses, expenses and liabilities incurred by him in connection with the performance by him of his duties as the Shareholder Representative dealing with the Escrow Agent and the Buyer as regards the Acquisition Consideration which is held in escrow pursuant to this paragraph 2.

3	No Relevant Claim for any breach of clause 5.3 of this Agreement shall be brought and the Buyer shall not be entitled to make any recovery in respect of such Relevant Claim unless:

3.1	the amount of the Relevant Claim exceeds Euros 25,000; and

3.2
the amount in respect of which all such Relevant Claims as are not excluded by virtue of paragraph 3.1 above, when aggregated with any other Relevant Claims exceeds Euros 150,000 in which case the Buyer shall be able to claim for both the initial Euros 25,000 and the excess of such amount under this paragraph 3.2.

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.1

4
No Relevant Claim shall be brought against an Indemnifying Party, and an Indemnified Party shall not be entitled to make any recovery in respect of any Relevant Claim, unless notice in writing of such Relevant Claim (specifying in reasonable detail the nature of the breach and so far as is practicable the amount claimed in respect of it) has been given to the Indemnifying Party by the Indemnified Party not later than 18 months from the date of Completion.  Notwithstanding the foregoing, (i) the representations and warranties set forth in clauses 5.1.2, 5.1.8, 5.2.1, 5.2.2, 5.2.7, 5.3.12 and 5.3.58 will survive indefinitely, (ii) the representations and warranties set forth in clauses 5.3.22 through 5.3.27 and 5.3.30 will survive until the applicable statute of limitations, and (iii) any representation or warranty the violation of which is made the basis of a claim for indemnification pursuant to clause 6 will survive until such Relevant Claim is finally resolved if the Indemnified Party notifies the Indemnifying Party of such Relevant Claim prior to the date on which such representation or warranty would otherwise expire hereunder.

5
A Relevant Claim notified in accordance with paragraph 4 and not satisfied, settled or withdrawn shall be unenforceable against the recipient party on the expiry of the period of 6 months starting on the date of receipt or deemed receipt of such notice unless proceedings in respect of such Relevant Claim shall have been both issued and validly served on the recipient party within that 6 month period.  For the avoidance of doubt, if proceedings have been issued and served within such time period, such Relevant Claim shall continue until satisfied, settled or withdrawn (whenever that may be).

6	A party shall not be entitled to recover any Loss in respect of any Relevant Claim or otherwise obtain reimbursement or restitution more than once in respect of the same Loss.

7	No liability (whether in contract, tort or otherwise) shall attach to the Company and/or any Management Warrantor in respect of any Relevant Claim to the extent that:

7.1	the Relevant Claim or the events giving rise to the Relevant Claim would not have arisen but for an act, omission or transaction of the Buyer or the Buyer's Group after Completion;

7.2	the claim occurs wholly or partly out of or the amount thereof is increased as a result of:

7.2.1
any changes in the accounting principles or practices introduced or having effect after the date of Completion, unless the same is introduced to bring the accounting principles and practices of the Company into line with generally accepted accounting principles and practise in the relevant jurisdiction of incorporation of the Company or any Subsidiary in relation to a business of the type carried on by them; or

7.2.2	(assuming there has been no breach of clause 5.3.25) any increase in the rates of Taxation made after the date hereof;

7.2.3
any change in law or regulation after Completion or in its interpretation or administration after Completion by any judicial, fiscal, monetary or regulatory authority (whether or not having the force of law).

8	Nothing in this Schedule 6 applies to a Relevant Claim that arises or is delayed as a result of dishonesty, fraud or wilful concealment by any party or their agents or advisers.

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.1

SCHEDULE 7
Form of Lock-Up Agreement
(for management Shareholders)

[  ] __, 200[ ]

Elephant Talk Communications, Inc.

Schiphol Boulevard 249

1118 BH Schiphol

The Netherlands

Re:          Elephant Talk Communications, Inc.

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to the acquisition agreement (the “Acquisition Agreement”) by and between Elephant Talk Communications, Inc., a California corporation (the “Company”), the shareholders (the “Shareholders”) of ValidSoft Limited, an Irish corporation (“ValidSoft”), the Shareholders Representative and the Management Warrantors, pursuant to which the Shareholders shall receive shares of the Company’s common stock, no par value per share (the “Shares”) and shall receive warrants (the “Warrants”) to purchase shares of common stock (the “Warrant Shares”).

In connection with the Acquisition Agreement, the undersigned hereby agrees that, during the Lock-Up Period (as defined below), the undersigned shall not directly or indirectly, offer, sell, agree to offer or sell, transfer, assign, pledge, hypothecate or subject to hedging, short sale, derivative, put or call transaction, the Shares, the Warrants or the Warrant Shares [In the case of Pat Carroll, this to be 50 per cent. only of his Acquisition Consideration].

As used herein, the term “Lock-Up Period” means the period beginning on the date hereof and ending on the date which is two (2) years after the Completion Date, as defined in the Acquisition Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.  Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.1

Form of Lock-Up Agreement
(for non-management Shareholders)

[  ] __, 200[ ]

Elephant Talk Communications, Inc.

Schiphol Boulevard 249

1118 BH Schiphol

The Netherlands

Re:          Elephant Talk Communications, Inc.

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to the acquisition agreement (the “Acquisition Agreement”) by and between Elephant Talk Communications, Inc., a California corporation (the “Company”), the shareholders (the “Shareholders”) of ValidSoft Limited, an Irish corporation (“ValidSoft”), the Shareholders Representative and the Management Warrantors, pursuant to which the Shareholders shall receive shares of the Company’s common stock, no par value per share (the “Shares”) and shall receive warrants (the “Warrants”) to purchase shares of common stock (the “Warrant Shares”).

In connection with the Acquisition Agreement, the undersigned hereby agrees that, during the Lock-Up Period (as defined below), the undersigned shall not directly or indirectly, offer, sell, agree to offer or sell, transfer, assign, pledge, hypothecate or subject to hedging, short sale, derivative, put or call transaction, the Shares, the Warrants or the Warrant Shares [In the case of Pat Carroll, this to be 50 per cent. only of his Acquisition Consideration].

As used herein, the term “Lock-Up Period” means whichever is the earlier of (x) the period beginning on the date hereof and ending on the date which is one (1) year after the Completion Date, as defined in the Acquisition Agreement, or (y) six (6) months from the completion of the Company’s rights offering.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.  Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.1

SCHEDULE 8

Sample Revenues Table

***

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.1

SCHEDULE 9

Issued and outstanding Common Stock, warrants and options of the Buyer as at 1 February 2009 and as at Completion (on a normalised basis)

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.1

SCHEDULE 10

Form of Warrant Certificate

THE SECURITIES EVIDENCED BY THIS CERTIFICATE AND THE UNDERLYING SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.  IN THE EVENT THE SECURITIES EVIDENCE BY THIS CERTIFICATE ARE ISSUED PURSUANT TO REGULATION S OF THE SECURITIES ACT, THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE EXERCISED BY A NON-“U.S. PERSON” AS DEFINED BY REGULATION S, EXERCISED WITHIN THE UNITED STATES, OR DELIVERED WITHIN THE UNITED STATES, UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Warrant No. ____	Number of Shares: ________
(subject to adjustment)
Date of Issuance: __________

ELEPHANT TALK COMMUNICATIONS, INC.

Common Stock Warrant

Elephant Talk Communications, Inc. (the “Company”), for value received, hereby certifies that _______________ or his, her or its registered assigns (the “Registered Holder”), is entitled, subject to the terms of this Common Stock Warrant (the “Warrant”) set forth below, to purchase from the Company, at any time after the date hereof and on or before 3 years from date of issue (the “Expiration Date”), up to _____shares (as adjusted from time to time pursuant to the provisions of this Warrant) of common stock of the Company, no par value per share (the “Common Stock”), at a per share exercise price equal to Sixty Three Cents ($0.63) (subject to adjustment as set forth in Section 2).

The shares of Common Stock purchasable upon exercise of this Warrant and the exercise price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Stock” and the “Exercise Price,” respectively.

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.1

1.           Exercise.

 (a)           Method of Exercise.  This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate in writing prior to the date of such exercise, accompanied by payment in full of the Exercise Price payable with respect to the number of shares of Warrant Stock purchased upon such exercise.  Except as provided in 1(c), below, the Exercise Price must be paid by cash, check or wire transfer in immediately available funds or, where permitted by law and provided that a public market for the Common Stock exists, (a) through a "same day sale" commitment from the Warrant Holder and a broker-dealer that is a member of the Financial Industry Regulatory Authority of Securities Dealers (a "FINRA Dealer"), whereby the Warrant Holder irrevocably elects to exercise this Warrant and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the FINRA Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company.

(b)           Effective Time of Exercise.  Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company (the “Exercise Date”) as provided in this Section 1; provided however, the mandatory exercise date (the “Mandatory Exercise Date”) shall be fifteen (15) days after the date upon which the Company notifies the Registered Holder of a Mandatory Exercise (hereinafter defined).  At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

(c)   Cashless Exercise.  Notwithstanding any provisions herein to the contrary, in lieu of exercising this Warrant in the manner set forth in Section 1(a), the Registered Holder may elect to exercise this Warrant, or a portion hereof, and to pay for the Warrant Stock by way of cashless exercise (a “Cashless Exercise”).   If the Registered Holder wishes to effect a cashless exercise, the Registered Holder shall surrender this Warrant, with the form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate in writing prior to the date of such exercise, in which event the Company shall issue to the Registered Holder the number of shares of Warrant Stock computed according to the following equation:

X = the number of shares of Warrant Stock to be issued to the Registered Holder.

Y = the Warrant Stock purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant Stock being exercised.

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.1

A = the Fair Market Value (defined below) of one share of Common Stock (on the Exercise Date or the Mandatory Exercise Date, as applicable).

B = the Exercise Price (as adjusted pursuant to the provisions of this Warrant).

For purposes of this Section 1(c), the “Fair Market Value” of one share of Common Stock on the Exercise Date or the Mandatory Exercise Date, as applicable, shall have one of the following meanings:

(1)           if the Company’s Common Stock is traded on a national securities exchange, the Fair Market Value shall be deemed to be the average of the Closing Prices over a five trading day period ending on the Mandatory Exercise Date or the Exercise Date, as applicable.  For the purposes of this Warrant, “Closing Price” means the final price at which one share of Common Stock is traded during any trading day; or

(2)           if the Company’s Common Stock is actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing sales price over the thirty (30) day period ending three (3) days before the Mandatory Exercise Date or the Exercise Date, as applicable; or

(3)           if neither (1) nor (2) is applicable, the Fair Market Value shall be at the highest price per share which the Company could obtain on the date of the Mandatory Exercise Date or the Exercise Date, as applicable, from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Company’s Board of Directors.

 (d)        Delivery to Holder.  As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within five (5) business days thereafter (the “Warrant Stock Delivery Date”), the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

(i)           a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled, and

(ii)          in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 1(a) or Section 1(c) above.

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.1

(e)           Mandatory Exercise.  This Warrant will be mandatorily exercisable at the option of the Company and upon fifteen (15) days prior written notice to the Registered Holder (the “Mandatory Exercise”), at the Warrant Exercise Price, in the event that the average of the last closing sale price of the Common Stock on the OTC Bulletin Board, or a national securities exchange, trading market or inter-dealer electronic quotation system, exceeds $3.75 for twenty (20) consecutive trading days.  If the Registered Holder fails to exercise this Warrant prior to the Mandatory Exercise Date, the Registered Holder shall receive such number of Warrant Shares as the Registered Holder would be entitled to pursuant to a Cashless Exercise.

2.           Adjustments.

(a)           Stock Splits and Dividends. If the outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced.  If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.  When any adjustment is required to be made in the Exercise Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

(b)           Merger Sale, Reclassification, Etc. In case of any (i) consolidation or merger (including a merger in which the Company is the surviving entity), (ii) sale or other disposition of all or substantially all of the Company’s assets or distribution of property to shareholders (other than distributions payable out of earnings or retained earnings), or reclassification, change or conversion of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the holder of this Warrant, upon the exercise hereof at any time thereafter shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consolidation, merger, sale or other disposition, reclassification, change, conversion or reorganization, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 2(a) or 2(b); and in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consolidation, merger, sale or other disposition, reclassification, change, conversion or reorganization.

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.1

(c)           Adjustment Certificate.  When any adjustment is required to be made in the Warrant Stock or the Exercise Price pursuant to this Section 2, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Exercise Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

3.           Intentionally Omitted.

4.           Transfers.

(a)           Unregistered Security.  The holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, reasonably satisfactory to the Company, that such registration and qualification are not required.  Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

(b)           Transferability.  Subject to the provisions of Section 4(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, to (i) any entity controlling, controlled by or under common control of the Registered Holder, or (ii) to any other proposed transferee by surrendering the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company.

(c)           Warrant Register.  The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant.  Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.  Any Registered Holder may change such Registered Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

5.           No Impairment.  The Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 14 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.1

6.           Termination.  This Warrant (and the right to purchase securities upon exercise hereof) shall terminate on the Expiration Date.

7.           Notices of Certain Transactions.  In case:

(a)           the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(b)           of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

(c)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up) are to be determined.

8.           Reservation of Stock.  The Company covenants that it shall at all times have authorized, reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.  The Company covenants that all Warrant Stock that may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant by the Holder.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the OTC Bulletin Board, exchange, trading market or other inter-dealer electronic quotation system upon which the Common Stock may be listed.

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.1

9.           Exchange of Warrants.  Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions hereof, issue and deliver to or upon the order of such Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

10.         Replacement of Warrants.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

11.         Notices.  Any notice required or permitted by this Warrant shall be in writing and shall be deemed duly given upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth on the signature page of this Warrant or as subsequently modified by written notice to the Registered Holder.

12.         No Rights as Stockholder.  Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

13.         No Fractional Shares.  No fractional shares of Common Stock will be issued in connection with any exercise hereunder.  In lieu of any fractional shares which would otherwise be issuable, the Company shall round the amount of Warrant Stock issuable to the nearest whole share.

14.         Amendment or Waiver.  Any term of this Warrant may be amended or waived upon written consent of the Company and the Registered Holder.

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.1

15.         Headings.  The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

16.         Governing Law.  This Warrant and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

17.         Representations and Covenants of the Holder.  This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Registered Holder:

(a)           Investment Purpose.  The Registered Holder is acquiring the Warrant and the Common Stock issuable upon exercise of the Warrant for its own account, not as a nominee or agent and with no present intention of selling or otherwise distributing any part thereof.

(b)           Private Issue.  The Registered Holder understands: (i) that neither the Warrant nor the Warrant Stock is, nor will be, registered under the Securities Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof pursuant to Section 4(2) of the Securities Act and any applicable state securities laws, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 17.

(c)           Disposition of Holder’s Rights.  In no event will the Registered Holder make a disposition of the Warrant or the Common Stock issuable upon exercise of the Warrant in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, reasonably satisfactory to the Company, that such registration and qualification are not required.  Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Common Stock or Common Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Common Stock when (i) such security shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration or (ii) such security shall have been sold without registration in compliance with Rule 144 under the Securities Act, or (iii) a letter shall have been issued to the Registered Holder at its request by the staff of the Securities and  Exchange Commission or a ruling shall have been issued to the Registered Holder at its request by the Securities and Exchange Commission stating that no action shall be recommended by such staff or taken by the Securities and Exchange Commission, as the case may be, if such security is transferred without registration under the Securities Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required.  Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Registered Holder or holder of a share of common stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such shares of Common Stock not bearing any restrictive legend.

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.1

(d)           Financial Risk.  The Registered Holder has such business and financial experience as is required to give it the capacity to protect its own interests in connection with its investment.

(e)           Accredited Investor or Non-U.S. Person.  The Registered Holder is either (x) an “accredited investor” as defined by Rule 501 of Regulation D under the Securities Act, as presently in effect or (y) not a “U.S. Person” as defined by Regulation S under the Securities Act, as presently in effect, and is not acquiring or exercising this Warrant for the account, benefit or on behalf of any “U.S. Person”.

18.        Representations and Warranties of the Company. This Warrant has been entered into by the Registered Holder in reliance upon the following representations and covenants of the Company:

(a)           Authorization.  The Warrant has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(b)           Valid Issuance.  The Warrant Stock is duly authorized and reserved for issuance, and when issued, sold and delivered in accordance with the terms of this Warrant will be duly and validly issued, fully paid and nonassessable.

(c)           No Conflict.  The execution and delivery of this Warrant do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, breach or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Certificate of Incorporation or bylaws of the Company, any material agreement of the Company filed with the Commission, or any order, decree, statute, law, ordinance, rule, listing requirement or regulation applicable to the Company, its properties or assets, which conflict, violation, default or right would have a material adverse effect on the business, properties, prospects, financial condition or operations of the Company.

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.1

19.         Counterparts.  This Warrant may be executed in counterparts, and each such counterpart shall be deemed an original for all purposes.

[SIGNATURES TO FOLLOW]

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.1

IN WITNESS WHEREOF, the parties have executed this Warrant as of the date first above written.

ELEPHANT TALK COMMUNICATIONS, INC.

By

Name:
(print)
Title:

Address:
Elephant Talk Communications, Inc.
Schiphol Boulevard 249, 1118 BH Schiphol, The Netherlands
Attention: Chief Financial Officer

REGISTERED HOLDER

If a natural person:

Name:

If an entity:

[Name]

By:
Name:
Title:

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.1

Exhibit A

WARRANT EXERCISE FORM

The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ______ shares of Common Stock of Elephant Talk Communications, Inc., a California corporation, and hereby makes payment of $___________ in payment therefore (if a cashless exercise, insert “cashless”), all in accordance with the terms and conditions of the Warrant dated ________, 20__.

Name:  ______________________________________

Signature:  ___________________________________

Signature of joint holder (if applicable): _____________________________________________

Date:  ___________________

INSTRUCTIONS FOR ISSUANCE OF STOCK
(if other than to the registered holder of the within Warrant)

Name:  ______________________________________

Address:  _____________________________________________________________________

Social Security or Taxpayer Identification Number of Recipient:  _________________________

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.1

Exhibit B

ASSIGNMENT FORM

FOR VALUE RECEIVED, _____________________ hereby sells, assigns and transfers unto _______________________ the right to purchase Common Stock of Elephant Talk Communications, Inc., a California corporation, represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ______________________, Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date: __________

Signature:  ______________________________________

Signature of joint holder (if applicable):
_____________________________________________

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.1

Signed by STEVEN VAN DER VELDEN	/s/ STEVEN VAN DER VELDEN

for and on behalf of ELEPHANT TALK COMMUNICATIONS, INC.	Director

Signed by PATRICK CARROLL

(in his capacity as a Shareholder, the Shareholders Representative and a Management Warrantor)	/s/ PATRICK CARROLL

Signed by JOSEPH FARRELL

(in his capacity as Shareholder and a Management Warrantor)	/s/ JOSEPH FARRELL

Signed by PHILIP KELLY	/s/ PHILIP KELLY

Signed by KENNETH LEONARD SHOVELL	/s/ KENNETH LEONARD SHOVELL

Signed by MICHAEL JAMES SKELLS	/s/ MICHAEL JAMES SKELLS

Signed by MATTHEW JAMES PEDDLESDEN	/s/ MATTHEW JAMES PEDDLESDEN

Signed by JOHN ROBERT PETERSEN	/s/ JOHN ROBERT PETERSEN

Signed by JONATHAN MARK ALFORD	/s/ JONATHAN MARK ALFORD

Signed by JONATHAN MARK MURPHY	/s/ JONATHAN MARK MURPHY

Signed by GREGORY JUDE MARKS	/s/ GREGORY JUDE MARKS

Signed by SEAMUS KANE

(in his capacity as a Shareholder and a Management Warrantor)	/s/ SEAMUS KANE

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.1

Signed by LUKE CARBERRY	/s/ LUKE CARBERRY

Signed by TERENCE WILLIAMS

(in his capacity as a Shareholder, the Escrow Representative and a Management Warrantor)	/s/ TERENCE WILLIAMS

Signed by HANK UBEROI

(in his capacity as a Shareholder and a Management Warrantor)	/s/ HANK UBEROI

Signed by TIMOTHY NEO POH THIAM	/s/ TIMOTHY NEO POH THIAM

Signed by PHILIP HICKMAN

(in his capacity as a Shareholder and a Management Warrantor)	/s/ PHILIP HICKMAN

Signed by CINDY NICHOLSON

(in her capacity as a Shareholder and a Management Warrantor)	/s/ CINDY NICHOLSON

Signed by DONALL O’SUILLEABHAIN	/s/ DONALL O’SUILLEABHAIN